Exhibit 3.1

CONSTITUTION OF

PROGEN INDUSTRIES LIMITED

ACN 010 975 612

A Company Limited by Shares

(adopted by special resolution
on 25th  November 2002)

Corporations Act 2001

CONSTITUTION

OF

PROGEN INUSTRIES LIMITED

ACN 010 975 612

A Company Limited by Shares

1                     PRELIMINARY

1.1                               Definitions

Unless the contrary intention appears:

“Alternate Director” means a person appointed as an alternate director under Rule 12.4;

“Auditor” means the auditor or auditors for the time being of the Company;

“Business Day” has the meaning given in the Listing Rules;

“CHESS” means the Cleaning House Electronic Subregister System operated in accordance with the SCH Business Rules;

“CHESS Approved” has the meaning given in the SCH Business Rules;

“CHESS Sub-register” has the meaning given in the SCH Business Rules;

“Company” means Progen Industries Limited ACN 010 975 612;

“Constitution” means this Constitution as amended from time to time, and a reference to a particular rule has a corresponding meaning;

“Corporations Act” means the Corporations Act 2001;

“Director” means a director for the time being of the Company and where appropriate includes an Alternate Director;

“Dispose” has, for the purposes of Rule 5.1, the meaning given in the Listing Rules;

“Escrow Period” has the meaning given in the Listing Rules;

“Exchange” means Australian Stock Exchange Limited ACN 008 624 691;

“Executive Director” means a person appointed as executive director under Rule;

“General Meeting” includes an annual general meeting;

“Holding Lock” has the meaning given in Chapter 21 of the SCH Business Rules;

“Issuer Sponsored Subregister” has the meaning given in the Listing Rules;

“Listed” means, at the relevant time, admitted to the Official List of the Exchange;

“Listing Rules” means the Official Listing Rules of the Exchange and any other rules of the Exchange which are applicable while the Company’s Shares are listed, each as amended or replaced from time to time, except to the extent of any express written waiver by the Exchange;

“Managing Director” means a person appointed as a managing director under Rule 12.12;

“Marketable Parcel” has the meaning given in the Listing Rules;

“Member” means a person whose name is entered in the Register as a member of the Company;

 “Person” includes a firm, a body corporate, an unincorporated association or an authority;

“Proper SCH Transfer” has the meaning given in the Corporations Act 2001;

“Register” means the register of members of the Company to be kept under the Corporations Act 2001 and:

1.1.1                                if appropriate, includes a branch register; and

1.1.2                                respect of any CHESS Approved securities, includes the CHESS Sub register for a class of those securities;

“Registered Office” means the registered office for the time being of the Company;

“Related Party” has the meaning given in the Listing Rules;

“Restricted Securities” has the meaning given in the Listing Rules;

“SCH Business Rules” has the meaning given in the Corporations Act and includes any amendment to those rules and as modified from time to time in their application to the Company,

“Seal” means the common seal of the Company and where appropriate includes an official seal and a certificate seal of the Company;

“Secretary” means a person appointed by the Directors under Rule 13.1 to perform the duties of secretary of the Company;

“Shares” means shares issued or, where appropriate, to be issued in the share capital of the Company;

“State” means the state or territory in which the Company is from time to time incorporated;

“Writing” includes printing, typing, and other modes of representing or reproducing words in a visible form and “written” has a corresponding meaning.

1.2                               Interpretation

In this Constitution:

1.2.1                                words importing any gender include the other genders;

1.2.2                                the singular includes the plural and vice versa; and

1.2.3                                a reference to a statute or code or the Corporations Act (or to a provision of any of them) means the statute, code or the Corporations Act (or provision of any of them) as modified, amended, replaced or substantially replaced and in operation for the time being or any statute, code or provision enacted (whether by the State or the Commonwealth of Australia) in its place and includes any regulation or rule for the time being in force under the statute, code or the Corporations Act.

Unless the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Act or the Listing Rules, the same meaning as in that provision of the Corporations Act or the Listing Rules, as the case maybe.

Headings are inserted for convenience and do not affect the interpretation of this Constitution.

A reference in this Constitution to the Listing Rules, the SCH Business Rules or the Exchange is to have effect if and only if at the relevant time the Company is Listed, and must otherwise be disregarded.

1.3                               Replaceable Rules not to apply

The replaceable rules referred to in the Corporations Act are hereby excluded and do not apply to the Company.

1.4                               Compliance with Listing Rules

If the Company is Listed, the following Rules apply:

1.4.1                                notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

1.4.2                                nothing contained in this Constitution prevents an act from being done that the Listing Rules require to be done;

1.4.3                                if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

1.4.4                                if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision

1.4.5                                if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

1.4.6                                if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

1.5                               Exercising Powers

1.5.1                                The Company may in any way the Corporations Act permits:

1.5.1.1                                           exercise any power; or

1.5.1.2                                           take any action; or

1.5.1.3                                           engage in any conduct or procedure,

which under the Corporations Act a Company limited by shares may exercise, take or engage in.

1.5.2                                Where this Constitution provides that a person may do a particular act or thing and the word “may” is used, the act or thing may be done at the person’s discretion.

1.5.3                                Where this Constitution confer a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same way and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

1.5.4                                Where this Constitution confers a power to do a particular act or thing, the power may be exercised from time to time.

1.5.5                                Where this Constitution confers a power to do a particular act or thing concerning particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing as to only some of those matters or as to a particular class of those matters, and to make different provision concerning different matters or different classes of matters.

1.5.6                                Where this Constitution confers a power to make appointments to an office or position (except the power to appoint a director under Rule 10.3.2), the power is, unless the contrary intention appears, to be taken to include a power:

1.5.6.1	to appoint a person to act in the office or position until a person is appointed to the office or position;

1.5.6.2	to remove or suspend any person appointed (without prejudice to any rights or obligations under any contract between the person and the company); and

1.5.6.3	to appoint another person temporarily in the place of any person removed or suspended or in the place of any sick or absent holder of the office or position.

1.5.7                                To the extent the Corporations Act permits, where this constitution gives power to a person to delegate a function or power:

1.5.7.1	the delegation may be concurrent with, or (except in the case of a delegation by the board of Directors) to the exclusion of, the performance or exercise of that function or power by the person;

1.5.7.2	the delegation may be either general or limited in any way provided in the terms of delegation;

1.5.7.3	the delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of a specified office or position;

1.5.7.4	the delegation may include the power to delegate; and

1.5.7.5

where performing or exercising that function or power depends on that person’s opinion, belief or state of mind about a matter, that function or power may be performed or exercised by the delegate on the delegate’s opinion, belief or state of mind about that matter.

2                     SHARE CAPITAL, RIGHTS AND VARIATION

2.1                               Rights attaching to Shares

Subject to this Constitution, the Listing Rules, the Corporations Act and the terms of issue of any existing Share or class of Share, all Shares attract the following rights, privileges and conditions:

2.1.1                                the right to receive notice of and to attend and vote at all general meetings of the Company at one vote per Share;

2.1.2                                the right to receive dividends;

2.1.3                                in a winding up or a reduction of capital, the right:

2.1.3.1                                           to a repayment of capital paid on the share, and

2.1.3.2                                           to participate in the distribution of the surplus assets (if any) of the Company.

2.2                               Directors to issue Shares

2.2.1                                The Directors may, subject to this Constitution:

2.2.1.1                                           allot, grant options for, or otherwise dispose of Shares in the Company; and

2.2.1.2                                           decide:

•                  the terms on which Shares are issued or options are granted; and
•                  the rights and restrictions attached to those Shares or options.

2.2.2                                The Directors may settle the manner in which fractions of a Share, however arising, are to be dealt with.

2.2.3                                Subject to Rule 2.4, the Company may by resolution convert or reclassify Shares from one class to another.

2.2.4                                Subject to the Listing Rules, the Directors may not, without the prior approval of a resolution of the Company in General Meeting, allot any Shares to any person where the allotment would have the effect of transferring a controlling interest in the Company except where:

2.2.4.1	the allottee is already registered as the holder of the majority of the issued Shares in the Company;

2.2.4.2	the allotment is for part or all of a shortfall under an offer of shares to substantially all members in approximate proportion to their shareholding; or

2.2.4.3

the allotment is made pursuant to the exercise of options or other rights, and the options or rights were issued pursuant to an offer to substantially all members in approximate portion to their shareholding.

2.2.5                                A Director or any related party or a person whose relationship with the Company or a related party is in the Exchange’s opinion, such that approval as required by the Listing Rules should be obtained, may not participate in an issue by the Company of Shares under Rule 2.2.1 or options or other securities under Rule 2.2.2 unless the participation of that person in the issue is permitted under the Listing Rules.

2.3                               Preference shares

Subject to the Corporations Act and the Listing Rules the Company may issue preference shares including preference shares which are, or at the Company’s option are liable to be redeemed.

2.4                               Variation of rights

2.4.1                                If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the Shares of that class), whether or not the Company is being wound up, be varied or abrogated in any way with the consent in writing of the holders of three-quarters of the issued Shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the Shares of that class.

2.4.2

The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with the necessary changes to every separate meeting of the holders of a class of Shares except that:

2.4.2.1

a quorum is constituted by holders of such number of issued Shares of that class, not being less than two persons, who between them, hold or represent one-third of the issued Shares of the class present in person or by proxy, attorney or representative appointed under Rule 9.1.2; and

2.4.2.2	any holder of Shares of the class, present in person or by proxy, attorney or representative appointed under Rule 9.1.2, may demand a poll.

2.4.3                                The rights conferred on the holders of the Shares of any class are deemed not to be varied by the creation or issue of further Shares ranking equally with the first-mentioned Shares unless otherwise:

2.4.3.1                                           expressly provided by the terms of issue of the first-mentioned Shares; or

2.4.3.2                                           required by the Corporations Act.

2.5                               Alteration of Capital

The Company may reduce its capital or otherwise alter its capital including buying back its Shares in any manner authorised or permitted by the Corporations Act and the Listing Rules.

2.6                               Commission and brokerage

2.6.1	The Company may pay brokerage or commission in a manner permitted by the Corporations Act and the Listing Rules.

2.6.2

The brokerage or commission may be satisfied by the payment of cash or by the allotment of fully-paid or partly-paid Shares or other securities or partly by the payment of cash and partly by the allotment of fully-paid or partly-paid Shares or other securities.

2.7                               Recognition and disclosure of interests

2.7.1	Except as required by Law, the Company is not bound or compelled in any way to recognise a person as holding a Share on any trust.

2.7.2

The Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any Share or unit of a Share or (except as otherwise provided by this Constitution or by law) any other right in respect of a Share except an absolute right of ownership in the registered holder of the Share.

2.8                               Right to and delivery of share and option certificate

2.8.1                                The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Act and the Listing Rules to facilitate the participation by the Company in any computerised or electronic system established or recognised by the Corporations Act, or the Listing Rules, for the purpose of facilitating dealings in Shares or other securities of the Company.

2.8.2                                Notwithstanding any other provision of this Constitution, if and for so long as dealings in the Shares take place under an uncertificated system:

2.8.2.1	the Company need not issue any certificate in respect of Shares held as an uncertificated securities holding;

2.8.2.2

unless the Company has elected, in accordance with the Listing Rules, that all of the Shares of the relevant class are to be in uncertificated form, a Member may, as permitted by the uncertificated system, elect to have all or any of the Member’s holding converted from certificated to uncertificated form and vice versa; and

2.8.2.3	the Register of Members is to distinguish between Shares held in certificated form and Shares held as an uncertificated securities holding.

2.8.3                                Where the Directors have determined not to issue certificates in respect of Shares, options or other securities, or to cancel existing certificates, a Member shall be entitled to receive notices or statements of his holding as the Company is required to give pursuant to the Corporations Act, the Listing Rules and the SCH Business Rules.

2.8.4                                Subject to Rules 2.8.1, 2.8.2 and 2.8.3, a person whose name is entered as a Member in the Register or as an option holder in the register of options is entitled without payment to receive a certificate in respect of the Shares or options registered in the person’s name under the Seal in accordance with the Corporations Act and the Listing Rules but, in respect of Shares or options held jointly by several persons, the Company is not bound to issue more than one certificate.

2.8.5                                Delivery of a certificate for a Share may be affected by delivering it personally to the registered holder or by posting it in a prepaid envelope addressed to the registered holder at the address shown in the Register or by delivering or posting the certificate in accordance with the written instructions of the registered holder.  Delivery of a certificate for a Share to one of several joint holders is sufficient delivery to all such holders.

2.8.6

Where satisfactory evidence has been received by the Company that a certificate for Shares or options previously issued has been stolen, lost or destroyed and has not been pledged, charged, sold or otherwise disposed of and the holder has undertaken in writing to the Company to return any such certificate to the Company if it is found or received by the holder, then the Company must, subject to Rules 2.8.1, 2.8.2 and 2.8.3, issue a replacement certificate in accordance with the Corporations Act and the Listing Rules.

2.8.7

Where a certificate for Shares or options previously issued has been worn out or defaced and has been surrendered to the Company for cancellation and has been cancelled, the person whose name is entered as the Member in respect of those Shares in the Register is, subject to Rules 2.8.1, 2.8.2 arid 2.8.3, entitled to receive a replacement certificate in accordance with the Corporations Act and the Listing Rules.

2.9                               Denomination and contents of share certificate

2.9.1	The Directors may determine the number of Shares to be issued in any one certificate.

2.9.2	Every certificate for Shares or options must be issued in accordance with the Corporations Act and the Listing Rules.

2.10                        Joint holders of Shares

2.10.1                          Where two or more persons are registered as the joint holders of Shares they are deemed to hold the Shares as joint tenants, and:

2.10.1.1

the Company may in the absence of any direction in writing from those persons to the contrary, enter those persons in the Register as joint holders of the Shares in the order in which their names appear in any application, instrument of transfer or notice of election;

2.10.1.2	it shall be a sufficient discharge of the Company’s obligations to the joint holders in respect of any notice or payment or otherwise if the Company sends the notice or payment to or otherwise discharges the obligation in relation to, the joint holder first named in the Register; and

2.10.1.3

any notice, election, vote, instrument of transfer, proxy, and receipt for money or other document given, made or signed by any one of the joint holders named in the Register binds all joint holders of the Shares.

2.10.2	Notwithstanding Rule 2.10.1, the Company may discriminate between joint holders of a Share in any manner provided in this Constitution.

2.10.3

Where more than three persons seek to become joint holders of any Share, the Company is required to enter in the Register the names of only three of them and the Directors may select which three names are to be entered in the Register.

2.11                        New Shares

Subject to their terms of issue and this Constitution, new Shares are subject to this Constitution.

2.12                        Payments in foreign currency

The terms of issue of any ordinary or preference shares may provide that any amounts payable to the holders of the Shares, whether by way of or on account of dividends, repayment of capital, participation in surplus assets or profits of the Company or otherwise, are payable in the currency of a country other than Australia.

3                     LIEN

3.1                               Lien on Shares

3.1.1

To the extent that it is consistent with the Listing Rules, the Company has a first and paramount lien on every Share where an unpaid call or instalment is due but unpaid on that Share that to the extent of reasonable interest and expenses incurred because the amount is not paid and such lien extends to all dividends, rights and other distributions from time to time declared, paid or made in respect of that Share.

3.1.2

The Company also has a first and paramount lien on all Shares (other than fully-paid shares) registered in the name of a Member for all money which the Company may be called on by law to pay and has paid in respect of the Shares of that Member.

3.1.3

Subject to the Listing Rules, whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Share registered in the name of any Member (whether solely or jointly with others) or in respect of any dividends or other moneys paid or due or payable or which may become due or payable to such Member by the Company on or in respect of any such Shares, the Company in such case:

3.1.3.1	is fully indemnified by that Member or that Member’s executor, administrator or legal personal representative from all such liability;

3.1.3.2

has a lien on the Shares registered in the name of that Member for all money paid by the Company in respect of such Shares under or in consequence of any such law, together with interest at the rate, not exceeding 20% per annum, determined by the Directors from the date of payment to the date of repayment;

3.1.3.3

has a lien on all dividends, rights and other moneys or distributions payable in respect of the Shares registered in the name of such Member for all moneys paid or payable by the Company in respect of such Shares or in respect of such dividends or other moneys under or in consequence of any such law together with interest at the rate, not exceeding 20% per annum, determined by the Directors from the date of payment to the date of repayment and may deduct from or set off against any such dividends or other moneys any moneys paid, or payable by the Company as aforesaid together with interest as aforesaid;

3.1.3.4

may recover as a debt due from such Member or that Member’s executor, administrator or legal personal representative wherever resident, constituted, situated or appointed any moneys paid by the Company under any such law; and

3.1.3.5

may if any such money is paid or payable by the Company under any such law refuse to register a transfer of any Shares by any such Member or that Member’s executor, administrator or legal personal representative until such money and interest have been set off or deducted as aforesaid or have been otherwise paid to the Company.

3.1.4                                Nothing in this Constitution prejudices or affects any right or remedy which any such law may confer on the Company and as between the Company and every such Member, that Member’s executors, administrator, legal personal representative and estate wherever resident, constituted, situated or appointed any right or remedy which such law confers on the Company is enforceable by the Company.

3.1.5                                The Directors may at any time exempt a Share wholly or in part from the provisions of Rules 3.1.1 to 3.1.3.

3.1.6                                The Company’s lien on a Share is extinguished if a transfer of the Share is registered without the Company giving notice of the claim to the transferee.

3.1.7                                The Company may do all such things as may be necessary or appropriate for it to do under the SCH Business Rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

3.2                               Sale under lien

3.2.1                                 Subject to the Corporations Act, the Listing Rules and Rule 3.2.2, the Company may sell, in such manner as the Directors think fit, any Share on which the Company has a lien as if the Share were forfeited.

3.2.2                                 A Share on which the Company has a lien may not be sold by the Company unless:

3.2.2.1                                           a sum in respect of which the lien exists is presently payable; and

3.2.2.2                                           the Company has, not less than 14 days before the date of sale, given to the registered holder for the time being of the Share or person entitled to the Share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

3.3                               Transfer on sale under lien

3.3.1                                 For the purpose of giving effect to a sale mentioned in Rule 3.2.1, the Company may receive the consideration (if any) given for the Share so sold and may execute a transfer of the Share sold in favour of the person to whom the Share is sold.

3.3.2                                 The Company must register the transferee as the holder of the Share comprised in any such transfer and the transferee is not bound to see to the application of the purchase money.

3.3.3                                 The title of the transferee to the Share is not affected by an irregularity or invalidity in connection with the sale of the Share. The remedy of any person aggrieved by the sale will be in damages only and against the Company exclusively.

3.4                               Proceeds of sale

The proceeds of a sale mentioned in Rule 3.2.1 must be applied by the Company in payment of the costs of the sale then in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) must (subject to any like lien for sums not yet presently payable that existed on the Share before the sale) be paid to the person entitled to the Share at the date of the sale.

3.5                               Appointment of agent

Upon any sale or other disposal of a Share after forfeiture or on enforcing a lien in purported exercise of the powers given under this Constitution, the Directors may appoint a person, as agent for the Member, to execute a transfer of the Share sold or otherwise disposed of, to give notice of cancellation and withdrawal of any sponsorship agreement which the Member has with a sponsoring broker, to complete any document which is required to convert the Share from the Issuer Sponsored Subregister to the Register. and to cause the transferee’s name to be entered in the Register in respect of the Share sold or otherwise disposed of.

4                     CALLS ON SHARES

4.1                               Directors to make calls

4.1.1                                 The Directors may, subject to compliance with the requirements of the Corporations Act, the Listing Rules, this Constitution and the terms of issue of the Share, make calls on a Member in respect of any money unpaid on the Shares of that Member and not by the terms of issue of those Shares made payable at fixed times.

4.1.2                                 A call may be made payable by instalments.

4.1.3                                 The Directors may not revoke or postpone a call.

4.1.4                                 The Company will give Members notice of any call which shall specify the amount of the call, the time and place of payment, to whom the call is to be paid and give such other information as is required by the Listing Rules.

4.2                               Times of call

A call is deemed to be made at the time when the resolution of the Directors authorising the call is passed.

4.3                               Members’ liability

4.3.1                                 Each Member must pay to the Company the amount called on the Shares in the manner specified in the notice given by the Company to the Member given under Rule 4.1.4.

4.3.2                                 The joint holders of a Share are jointly and severally liable to pay all calls in respect of the Share.

4.3.3                                 The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to a Member does not invalidate the call.

4.4                               Interest on default

4.4.1                                 If a sum called in respect of a Share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay:

4.4.1.1                                           interest on the sum from the day appointed for payment to the time of actual payment at the rate, not exceeding 20% per annum, determined by the Directors, and

4.4.1.2                                           all expenses incurred by the Company as a consequence of the non payment,

but the Directors may waive payment of the interest and expenses wholly or in part.

4.5                               Fixed instalments deemed calls

Any sum that, by the terms of issue of a Share, becomes payable on allotment or at a fixed date, is deemed for the purposes of this Constitution to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

4.6                               Differentiation between Members as to calls

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

4.7                               Prepayment of calls

4.7.1                                 The Directors may accept from a Member the whole or a part of the amount unpaid on a Share although no part of that amount has been called.

4.7.2                                 The Directors may authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed between the Directors and the Member paying the sum.

4.7.3                                 For the purposes of Rule 4.7.2, the prescribed rate of interest is:

4.7.3.1                                           if the Company has by resolution fixed a rate - the rate so fixed; and

4.7.3.2                                           in any other case - 10% per annum.

4.7.4                                 The Directors may at any time repay any amount so advanced upon.

4.7.5                                 Any advance payment by a Member under Rule 4.7.1 does not confer on the Member a right to participate in profits during the period prior to the date on which the amount so advanced would but for such payment have become payable.

4.8                               Endorsement of certificates

Where the Company is required to issue a certificate in respect of a Share, upon the payment of any call on that Share the Company must endorse the certificate with the words “call paid” and must return the certificate to the holder of the Shares referable to the certificate within 5 Business Days of its lodgement, with the call money, with the Company.

5                     TRANSFER OF SHARES

5.1                               Forms of instrument of transfer

Subject to this Constitution and the Corporations Act, a Member may transfer all or any of the Member’s Shares:

5.1.1                                 by Proper SCH Transfer or any other method of transferring or dealing with Shares established or recognised by the Exchange from time to time or operated in accordance with the SCH Business Rules or the Listing Rules and in any case recognised under the Corporations Act; or

5.1.2                                 by instrument in writing in any usual or common form or in any other form that the Directors approve.

A Member may not, however, Dispose of any Restricted Securities during the Escrow Period pertaining to them except as permitted by the Exchange or the Listing Rules.

5.2                               Registration procedure

5.2.1                                 Subject to the Listing Rules and the SCH Business Rules, the instrument of transfer, if required, must be left for registration at the share registry of the Company, accompanied by such information as the Directors properly require to show the right of the transferor to make the transfer, and in that event the Company must, subject to the powers vested in the Directors by this Constitution and the Listing Rules, register the transferee as a shareholder.

5.2.2                                 An instrument of transfer, if required, must be executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Act.

5.2.3                                 A transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares and a transfer of Shares does not pass the right to any dividends declared on the Shares until such registration.

5.2.4                                 Unless otherwise provided for by the Corporations Act, the Listing Rules or the SCH Business Rules, the Directors must register all Proper SCH Transfers and all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without charge except where the issue of a certificate is to replace a lost or destroyed certificate.

5.2.5                                 In accordance with the Corporations Act, the Listing Rules and the SCH Business Rules, on registration of a transfer of Shares, the Company must cancel the old certificate (if any), and, if required by the Corporations Act or the Listing Rules, issue new certificates in the name of the transferee for the Shares transferred and in the name of the transferor for the balance of Shares retained (if any).

5.3                               Directors’ powers to decline to register

5.3.1                                 The Directors may decline to register any transfer of Shares:

5.3.1.1                                           on which the Company has a lien;

5.3.1.2                                           where the transfer (not being a Proper SCH Transfer) is not in registrable form; and

5.3.1.3                                           where the Corporations Act or the Listing Rules permit the Company to do so or do not prohibit the Company from doing so.

5.3.2                                 The Directors must decline to register any transfer of Shares where the Listing Rules require the Company to do so or where the transfer would or might be in breach of the Corporations Act, Listing Rules, the SCH Business Rules or any restriction agreement relating to Restricted Securities entered into by the Company under the Listing Rules. The Company will refuse to acknowledge a disposal (including a transfer) of Restricted Securities during the Escrow Period except as permitted by the Listing Rules or the Exchange.

5.3.3                                 If in the exercise of their rights under either Rule 5.3.1 or 5.3.2 the Directors refuse to register a transfer of a Share they must give written notice to the lodging party in accordance with the Listing Rules of the refusal and the reasons for it within the time prescribed by the Listing Rules. Failure to give such notice will not invalidate the decision of the Directors.

5.3.4                                 The Directors may direct or authorise the securities clearing house, which operates CHESS, to apply a Holding Lock to Shares or other securities of the Company in circumstances where the Company is permitted or required to do so in accordance with the Corporations Act, the Listing Rules or the SCH Business Rules.

5.4                               Opening and Closure of the Register

The Company must ensure that every office at which transfers of its securities may be lodged for registration is open every Business Day. However, the office may be closed on a day that is a gazetted bank or public holiday in the state or territory in which it is located if arrangements are made for compliance with any obligations the Company has under the SCH Business Rules

5.5                               Company to retain instrument of transfer

5.5.1                                 The Company must retain every instrument of transfer, if any, of Shares which is registered for such period as the Directors determine.

5.5.2                                 Where the Directors refuse registration of a transfer of Shares the instrument of transfer, if any, must be returned to the person who deposited it if demand is made within 12 months of the giving of notice of refusal to register unless there has been an allegation of fraud concerning the transfer or the transaction to which it relates.

5.6                               Branch register

The Company may, in accordance with the Corporations Act, cause to be kept in any place outside the State a branch register of Members. The Directors may at their discretion, subject to the Corporations Act, the Listing Rules and the SCH Business Rules, make provision for transfer of Shares between the Register and branch registers.

5.7                               Selling non-marketable parcels

5.7.1                                 The Directors may sell a holding of shares which constitute less than a marketable parcel by following certain procedures set out in this Rule 5.7.

5.7.2                                 The Directors may send a written notice to a Member who holds on the date of the notice less than a marketable parcel of shares in a class of shares of the Company which:

5.7.2.1                                           explains the effect of this Rule 5.7; and

5.7.2.2                                           advises the holder that he may elect to be exempt from the provisions of this Rule. A form of election for that purpose must be sent with the notice.

5.7.3                                 If, before 5pm Brisbane time on a date specified in the notice which is no earlier than 6 weeks after the notice is sent:

5.7.3.1                                           the Company has not received a notice from the Member electing to be exempt from the provisions of this Rule 5.7; and

5.7.3.2                                           the Member has not increased his shareholding to a marketable parcel,

the Member is taken to have irrevocably appointed the Company as his agent to do anything in Rule 5.7.4.

5.7.4                                 The Company may:

5.7.4.1                                           sell the Shares constituting less than a marketable parcel as soon as practicable at a price which the Directors consider is the best price reasonably available for the Shares when they are sold; and

5.7.4.2                                           deal with the proceeds of sale under Rule 3.

5.7.5                                 The costs and expenses of any sale of Shares under this Rule 5.7 (including brokerage and stamp duty) are payable by the purchaser or, if the Corporations Act permits, by the Company.

5.7.6                                 A notice under Rule 5.7.2 may be given to a Member only once in a 12 month period and may not be given during the offer period of a takeover bid.

5.7.7                                 If a takeover bid for the Company is announced after a notice is given but before agreement is entered into for the sale of Shares, this Rule ceases to operate for those Shares. However, despite Rule 5.7.6, a new notice under Rule 5.7.2 may be given after the offer period of the takeover bid closes.

5.7.8                                 If the holding of a Member becomes a marketable parcel after a notice is given but before agreement is entered into for the sale of Shares, this Rule ceases to operate for those Shares.

5.7.9                                 The Directors may, before a sale is effected under this Rule 5.7, revoke a notice given or suspend or terminate the operation of this Rule either generally or in specific cases.

6                     TRANSMISSION OF SHARES

6.1                               Transmission of Shares on death of holder

In the case of the death of a Member, the survivor, or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where the deceased was a sole holder, are the only persons recognised by the Company as having any title to the deceased’s interest in the Shares, but this Rule does not release the estate of a deceased joint holder from any liability in respect of a Share that had been jointly held by the deceased with any other persons.

6.2                               Right to registration on death or bankruptcy

6.2.1                                 Subject to the Bankruptcy Act 1966 (Cth), a person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or any Member through mental or physical infirmity becoming incapable of managing the Member’s affairs may, on such information being produced as is properly required by the Directors, either elect to be registered as holder of the Share or nominate another person to be registered as the transferee of the Share. Where the surviving joint holder becomes entitled to a Share in consequence of the death of a Member the Directors must, on satisfactory evidence of that death being produced to them, direct the Register to be altered accordingly.

6.2.2                                 If the person becoming entitled elects to be registered as holder of the Share under Rule 6.2.1, the person must deliver or send to the Company a notice in writing signed by the person in such form as the Directors approve stating that the person so elects.

6.2.3                                 If the person becoming entitled nominates another person to be registered as the transferee of the Share under Rule 6.2.1, the person must execute a transfer of the Share to the other person.

6.2.4                                 Subject to the Corporations Act, the Listing Rules and the SCH Business Rules, all the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfers, of Shares are applicable to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer was a transfer signed by that Member.

6.2.5                                 If the Company has acted in good faith in so registering such person or the transferee of such person, that person will indemnify the Company to the extent of any loss or damage suffered by the Company as a result of such registration.

6.3                               Effect of transmission

6.3.1                                 If the registered holder of a Share dies, becomes bankrupt or through mental or physical infirmity becomes incapable of managing his affairs, the legal personal representative or the trustee or administrator of the estate of the registered holder, as the case may be, is, on the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if he was the registered holder.

6.3.2                                 If two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they are, for the purpose of this Constitution, deemed to be joint holders of the Share.

7                     FORFEITURE OF SHARES

7.1                               Notice requiring payment of call

7.1.1                                 If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of such non-payment.

7.1.2                                 The notice must name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and must stale that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

7.2                               Forfeiture for failure to comply with notice

7.2.1                                 If the requirements of a notice served under Rule 7.1.1 are not complied with by a Member, any Share in respect of which the notice has been given may subject to the Listing Rules at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

7.2.2                                 Such a forfeiture includes all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

7.2.3                                 Any Share forfeited under Rule 7.2.1 is deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of to whom and on such terms and conditions, subject to the Corporations Act and the Listing Rules, as the Directors think fit.

7.2.4                                 If any Share is forfeited under Rule 7.2.1, notice of the forfeiture must be given to the Member holding the Share immediately prior to the forfeiture and an entry of the forfeiture with the date thereof must be made in the Register.

7.2.5                                 The Directors may accept the surrender of any Share which they are entitled to forfeit on such terms as they think fit and any Share so surrendered is deemed to be a forfeited Share.

7.3                               Cancellation on forfeiture

At any time before a sale, re-allotment or other disposition of a Share, the forfeiture of that Share may be cancelled on such terms as the Directors think fit.

7.4                               Effect of forfeiture on former holder’s liability

A person whose Shares have been forfeited or subsequently cancelled ceases to be a Member in respect of the forfeited Shares, but remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the Shares (including interest at a rate, not exceeding 20% per annum, determined by the Directors from the date of forfeiture on the money for the time being unpaid until the date of payment and also expenses owing), but that person’s liability ceases if and when the Company receives payment in full of all the money (including interest and all costs and expenses) so payable in respect of the Shares or that person’s liability is released or waived by the approval of holders of the Company’s ordinary shares in accordance with the Listing Rules.

7.5                               Evidence of forfeiture

7.5.1                                 A statement in writing declaring that the person making the statement is a Director or a Secretary of the Company, and that a Share has been duly forfeited in accordance with this Constitution on the date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share and of the right and title of the Company to dispose of the Share.

7.5.2                                 On the trial or hearing of any action for the recovery of any money due for any call, it is sufficient to prove that the name of the Member sued is entered in the Register as the holder or one of the holders of the Share in respect of the call, that the resolution making the call is duly recorded in the minute book of the Company and notice of the call was given to the Member pursuant to this Constitution. Proof of the matters referred to in this Rule 7.5.2 is deemed to be conclusive evidence of the debt. It will not be necessary to prove the appointment of the Directors who made the call or any other matter whatsoever.

7.6                               Transfer of forfeited Share

7.6.1                                 The Company may receive the consideration (if any) given for a forfeited Share on any sale or other disposition of the Share and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of.

7.6.2                                 On the execution of the transfer, the transferee must be registered as the holder of the Share and is not bound to see to the application of any money paid as consideration.

7.6.3                                 The title of the transferee to the Share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Share.

7.6.4                                The proceeds of any sale, re-allotment or other disposal mentioned in Rule 7.2.3, less the costs of sale, re-allotment or other disposal, must be applied in or towards payment or satisfaction of the call, instalment and costs and expenses, and the residue (if any) paid to the Member.

7.7                               Forfeiture applies to non-payment of instalment

The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a Share, becomes payable at a fixed time as if that sum had been payable by virtue of a call duly made and notified.

7.8                               Cancellation of forfeited Share

The Company may cancel forfeited shares if approved by the holders of the Company’s ordinary Shares in accordance with the Listing Rules.

8                     GENERAL MEETINGS

8.1                               Annual general meeting

Annual general meetings of the Company any are to be held in accordance with the Corporations Act and the Listing Rules.

8.2                               General meeting

The Directors may convene a General Meeting of the Company whenever they think fit. General Meetings of the Company may be held at two or more venues using any technology that gives the Members as a whole reasonable opportunity to participate.

8.3                               Notice of general meeting

8.3.1                                 Any notice of a General Meeting must be in compliance with the provisions of the Corporations Act and include or be accompanied by such details and information as are required by the Listing Rules.

8.3.2                                 The non-receipt of notice of a General Meeting by, or the accidental omission to give notice of a General Meeting to, a person entitled to receive notice does not invalidate any act, matter or thing or any resolution made, performed or passed at the General Meeting.

8.4                               Special business of general meeting

All business that is transacted at a general meeting is special except, at an annual general meeting, that of the declaration of a dividend, the consideration of the accounts and the reports of the Directors and the Auditor, the appointment of the Auditor and the election of Directors, shall be ordinary business.

8.5                               Requisitioned meeting

The Directors must, on the written requisition of

8.5.1                                 not less than 100 Members who are entitled to vote at the general meeting;

8.5.2                                 a Member who is entitled, or Members who are together entitled, to at least 5% of the total voting rights of all the Members having at the date of the deposit of the requisition a right to vote at general meetings; or

8.5.3                                 such greater number of Members or Members entitled to such greater percentage of total voting rights as may be prescribed from time to time under the Corporations Act, as soon as practicable, and in any event within 21 days, convene a general meeting of the Company to be held as soon as practicable but, in any case, not later than two months after the deposit of the requisition.

8.6                               Objects of requisitioned meeting

The requisition for a general meeting must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office and may consist of several documents in like form each signed by one or more of the requisitionists.

8.7                               Convening a requisitioned meeting

if the Directors do not, within 21 days after the deposit of the requisition, proceed to convene a general meeting the requisitionists or any of them representing more than one-half of the total voting rights of all of them may themselves, in the same manner as nearly as possible as that in which meetings are to be convened by the Directors, convene a meeting, but a meeting so convened may not be held after the expiration of three months from the date of the deposit of the requisition.

8.8                               Expenses of a requisitioned meeting

Any reasonable expense incurred by the requisitionists by reason of the failure of the Directors to convene a meeting shall be repaid to the requisitionists by the Company and any sum so paid must be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration in respect of their services to such of the Directors who were in default.

8.9                               Postponement or cancellation of meeting

The Directors may postpone or cancel any General Meeting whenever they think fit other than a meeting convened as a result of a requisition under Rule 8.5 or by requisitionists under Rule 8.7.

9                     PROCEEDINGS AT GENERAL MEETINGS

9.1                               Representation of Member

9.1.1                                 Any Member may be represented at any General Meeting of the Company by a proxy or attorney.

9.1.2                                 If a Member is a body corporate it may also, in accordance with the Corporations Act and by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at a particular general meeting of the Company or of any class of Members. A certificate under the seal of the body corporate or such other document as the chairman in his sole discretion considers sufficient will be prima facie evidence of the appointment or revocation of the appointment, as the case may be, of a representative pursuant to this Rule.

9.1.3                                 A person authorised under Rule 9.1.2 is, in accordance with that authority and until it is revoked by the body corporate, entitled to exercise the same powers on behalf of the body corporate as the body corporate could exercise if it were a natural person who was a Member.

9.1.4                                 Unless the contrary intention appears, a reference to a Member in the succeeding provisions of this Rule 9 means a Member, a proxy or attorney of a Member or a person appointed under Rule 9.1.2 to represent a Member which is a body corporate.

9.2                               Quorum

No business maybe transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business, such quorum comprising not less than three Members being present in person or by proxy, attorney or representative appointed under Rule 9.1.2 and entitled to vote at the meeting.

9.3                               Failure to achieve quorum

9.3.1                                 If a meeting is convened on the requisition of Members and a quorum is not present within half an hour from the time appointed for the General Meeting, the meeting must be dissolved.

9.3.2                                 If a meeting is convened in any other case and a quorum is not present within half an hour from the time appointed for the meeting:

9.3.2.1                                           the meeting must be adjourned to such day, time and place as the Directors determine or if no determination is made by them to the same day in the next week at the same time and place; and

9.3.2.2                                           if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting:

•                  two Members present in person or by proxy, attorney or representative appointed under Rule 9.1.2 constitute a quorum; or
•                  where two such persons are not present—the meeting must be dissolved.

9.4                               Appointment and powers of chairman of general meeting

9.4.1                                 If the Directors have elected one of their number as chairman of their meetings, that person must preside as chairman at every General Meeting.

9.4.2                                 If a General Meeting is held and:

9.4.2.1                                           a chairman has not been elected as provided by Rule 9.4.1; or

9.4.2.2                                           the chairman is not present within 15 minutes after the time appointed for the holding of the general meeting or is unable or unwilling to act,

then the deputy-chairman elected under Rule 12.7 (if any) must act as chairman of the meeting. If there is no such person or that person is absent or unable or unwilling to act, the Directors present must elect one of their number to be chairman of the meeting, or, if no Director is present or if all Directors present decline to take the chair, the Members present must elect one of their number to be chairman of the meeting.

9.4.3                                 The chairman is responsible for the general conduct of a General Meeting and may make rulings and in addition to any general power to adjourn may adjourn the meeting without putting a question to the vote if such action is required to ensure the orderly conduct of the meeting. A decision by the chairman under this Rule is final.

9.4.4                                 In addition to the powers conferred under Rule 9.4.3, the chairman has the power, in his absolute discretion:

9.4.4.1                                           to forbid placards or signs, television or other cameras, recording or amplifying devices; and

9.4.4.2                                           to remove any person who he deems to be disruptive or who refuses to produce or permit examination of any article in his possession or the contents thereof and any person who is not a Member, proxy holder, authorised representative or attorney.

9.5                               Adjournment of general meeting

9.5.1                                 The chairman may, with the consent of any General Meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from day to day, time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

9.5.2                                 When a meeting is adjourned for 30 days or more, notice of the adjourned meeting may be given as in the case of an original meeting.

9.5.3                                 Except as provided by Rule 9.5.2, it is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

9.6                               Voting at general meeting

At any General Meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

9.6.1                                 by the chairman;

9.6.2                                 by not less than five Members having the right to vote at the meeting;

9.6.3                                 by a Member or Members present who are together entitled to not less than 5% of the total voting rights of all the Members having the right to vote at the meeting, or

9.6.4                                 by a Member or Members present and holding Shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than 5% of the total sum paid up on all the Shares conferring that right.

Unless a poll is properly demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

9.7                               Questions decided by majority

Subject to the requirements of the Corporations Act in relation to special resolutions, a resolution is taken to be carried if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution exceeds one-half.

9.8                               Poll

9.8.1                                 If a poll is properly demanded, it must be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll is the resolution of the meeting at which the poll was demanded. In the case of any dispute as to the admission or rejection of a vote the chairman shall determine the same and such determination made in good faith shall be final and conclusive. The demand for a poll does not prevent the transaction of other business by or at the General Meeting pending the taking of the poll.

9.8.2                                 A poll demanded on the election of the chairman or the adjournment of a meeting must be taken immediately.

9.8.3                                 A demand for a poll may be withdrawn.

9.9                               Equality of votes

If there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any votes to which the chairman is entitled as a Member or proxy or attorney or representative of a Member.

9.10                        Entitlement to vote

9.10.1                           Subject to any rights or restrictions for the time being attached to any class or classes of Shares and to this Constitution:

9.10.1.1                                     at meetings of Members or classes of Members each Member entitled to vote may vote in person or by proxy or attorney or, where the Member is a body corporate, by proxy or attorney or by representative;

9.10.1.2                                     on a show of hands every person present who is a Member or a proxy, attorney or representative of a Member has one vote; and

9.10.1.3                                     on a poll every person present who is a Member or proxy, attorney or representative of a Member has, for each Share that the person holds or represents (as the case may be):

•                  one vote for each fully paid Share; and
•                  that proportion of a vote for any partly-paid Share that the amount paid (but not credited) on the partly-paid Share bears to the total amounts paid and payable (excluding amounts credited). Amounts paid in advance of a call shall be ignored when calculating the proportion.

                                                         A Member is not entitled to vote at a General Meeting in respect of the Shares held by the Member and classified as Restricted Securities for so long as any breach by the Member of any restriction agreement entered into by the Company in relation to those securities subsists.

9.10.2                          If a Member is present at any meeting of the Company and any one or more proxy, attorney or representative for such a Member is also present, or if more than one proxy, attorney or representative for a Member is present at any meeting of the company then no such proxy, attorney or representative is entitled to vote on a show of hands and on a poll the vote of each one is of no effect unless each such person is appointed to represent a specified proportion of the Member’s voting rights, not exceeding in the aggregate 100%.

9.11                        Joint shareholders’ vote

In the case of joint holders of a Share in the Company, the vote of the senior who tenders a vote, whether in person or by proxy, attorney or representative, must be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority is determined by the order in which the names stand in the Register. Several personal representatives of a deceased Member in whose name any Shares stand shall for the purposes of this Rule be deemed joint holders of those Shares.

9.12                        Vote of shareholder of unsound mind

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health then the Member’s committee or trustee or such other person as properly has the management of the Member’s estate may exercise any rights of the Member in relation to a General Meeting as if the committee, trustee or other person were the Member.

9.13                        Effect of unpaid call

A Member is not entitled to vote at a General Meeting in respect of a Share unless all calls and other sums relating to all calls presently payable by the Member in respect of that Share have been paid in full.

9.14                        Objection to voting qualifications

9.14.1                           An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

9.14.2                           Any such objection must be referred to the chairman of the meeting, whose decision is final.

9.14.3                           A vote not disallowed under such an objection is valid for all purposes.

9.15                        Appointment of proxy

9.15.1                           A Member who is entitled to attend and vote at a General Meeting of the Company or at a meeting of any class of Members of the Company is entitled to appoint a person (whether a Member or not) as the Member’s proxy to attend and vote in the Member’s stead at the meeting and any adjournment thereof. The appointment may specify the proportion or number of votes that the proxy may exercise. If a Member is entitled to cast two or more votes at the meeting, they may appoint two proxies. If the Member appoints two proxies and the appointment does not specify the proportion or number of a Member’s votes each proxy may exercise, each proxy may exercise half the votes. A proxy has the same right to speak at the meeting as the person’s appointer would have had he been present personally including a power for the proxy to act generally at the meeting for the person’s appointer.

9.15.2                           An instrument appointing a proxy must be in writing under the hand of the appointor or of the appointor’s attorney duly authorised in writing or, if the appointor is a corporation, under seal. An electronically transmitted facsimile of any instrument appointing a proxy received by the Company and apparently signed by the appointer or the appointer’s attorney shall for the purposes of this Constitution be a sufficient instrument of proxy.

9.15.3                           An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, if an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

9.15.4                           Subject to the Listing Rules, an instrument appointing a proxy must be in the form approved by the Directors from time to time.

9.15.5                           The Directors must issue with the notice of a meeting a form of proxy in blank as to the first proxy but may include the name of any suggested alternative or other proxy. Any instrument of proxy in which the name of the appointee is not filled in will be deemed to be given in favour of the chairman of the meeting to which it relates or to such other person as the Directors determine.

9.15.6                           A Member may by power of attorney in writing under, in the case of a natural person, his hand and seal and attested to by a witness, and, in the case of a corporation, its common seal, appoint an attorney who may on behalf of the Member and within the limit of the authority conferred on the attorney by such power of attorney attend, act and vote at all General Meetings, appoint a proxy of the Member and sign any consent which the Member under this Constitution or the Corporations Act would be required or entitled to sign.

9.15.7                           The power of attorney under which an attorney first purports to be entitled to act on behalf of a Member shall be produced at the Registered Office (or such other address which is notified to the Member) at least 48 hours before he so acts and the Secretary shall record the same and such power of attorney when so recorded shall remain in force until notice of its revocation has been received at the registered office.

9.16                        Deposit of proxy and other instruments

An instrument appointing a proxy may not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a copy of that power or authority certified as a true copy by statutory declaration, is or are received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote at the Registered Office or share registry of the Company or at such other place as is specified for that purpose in the notice convening the meeting.

9.17                        Validity of vote in certain circumstances

A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the Share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at its Registered Office or share registry before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

9.18                        Director entitled to notice of meeting

Each Director is entitled to receive notice of and to attend all General Meetings and all separate General Meetings of the holders of any class of Shares and is entitled to speak at those meetings.

10              THE DIRECTORS

10.1                        Number and appointment of Directors

10.1.1                           The number of Directors must be such number not less than three and not more than ten as the Directors determine, provided that the number so determined must not be less than the number of Directors when the determination takes effect and the Directors in office at the time of adoption of this Constitution will continue in office subject to this Constitution. All Directors shall be natural persons. At least two Directors must be persons who ordinarily reside within Australia.

10.1.2                           The Company in General Meeting may by resolution increase or reduce the number of Directors, and may, subject to the Listing Rules, also determine in what rotation the increased or reduced number is to go out of office.

10.1.3                           Subject to Rule 12.12.1, at each annual general meeting of the Company one-third of the Directors for the time being, or, if their number is not three nor a multiple of three, then the number nearest one-third, and any other Director who has held office (without re-election) for three years or more (except the Managing Director), must retire from office. The retirement of a Director under this Rule or Rule 10.4, and the re-election of the Director or the election of another person to that office, as the case may be, take effect at the conclusion of the meeting at which the retirement and re-election or election occur.

                                                         If the vacated office is not filled and the retiring Director has offered himself for re-election, the retiring Director will be deemed to have been re-elected unless, at the General Meeting at which the Director retires:

10.1.3.1                                     it is resolved not to fill the vacated office, or

10.1.3.2                                     the resolution for the re-election of the Director is put and lost.

10.1.4                           A retiring Director is eligible for re-election.

10.1.5                           The Directors to retire at any annual general meeting must be those who have been longest in office since their last election, but, as between persons who became Directors on the same day, those to retire must (unless they otherwise agree among themselves) be determined by lot.

10.1.6                           The Company may, at the General Meeting at which a Director retires, by resolution fill the vacated office by electing a person to that office.

10.1.7                           No person is eligible for election as a Director at any General Meeting of the Company unless a nomination and a consent to nomination signed by the person has been lodged at the Registered Office at least:

10.1.7.1                                     in the case of a person recommended for election by the Directors, 35 Business Days before such General Meeting, and

10.1.7.2                                     in any other case, 35 Business Days before such General Meeting.

10.2                        Qualifications of Directors

10.2.1                           A Director is not required to hold any Shares.

10.2.2                           A person of or over the age of 72 years may not be appointed or re-appointed as a Director except pursuant to a special resolution of the Company in accordance with the Corporations Act.

10.3                        Casual vacancy

10.3.1                           The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the number determined in accordance with Rule 10.1.

10.3.2                           Any Director appointed under Rule 10.3.1, other than a Director appointed as the Managing Director, holds office until the next annual general meeting of the Company and is then eligible for re-election but is not to be taken into account in determining the Directors who are to retire by rotation at that meeting.

10.4                        Removal of Director

10.4.1                           The Company in General Meeting may in accordance with the Corporations Act:

10.4.1.1                                     remove any Director, and

10.4.1.2                                     appoint a person as a Director.

10.4.2                           Any Director appointed under Rule 10.4.1 is to be treated, for the purpose of determining the time at which that Director or any other Director is to retire, as if that Director had become a Director on the day on which the Director in whose place that Director was appointed was last elected a Director.

10.4.3                           The office of a Director immediately becomes vacant if the Director:

10.4.3.1                                     is prohibited by the Corporations Act from continuing as a Director;

10.4.3.2                                     is liable to pay a call but does not pay the call within 21 days after the date on which it is payable;

10.4.3.3                                     becomes bankrupt or makes any general arrangement or composition with his or her creditors;

10.4.3.4                                     resigns by notice in writing to the Company; or

10.4.3.5                                     is absent from Directors’ meetings for three consecutive months without leave of absence from the Directors.

10.5                        Remuneration of Directors

10.5.1                           Subject to the Listing Rules, the Directors (other than a Managing Director or an Executive Director whether by employment or consultancy) may be paid as remuneration for their services, an aggregate maximum sum per annum (not being a commission on or a percentage of profits or operating revenue) as determined from time to time by the Company in General Meeting, such sum to be divided among the Directors in such proportion and manner as the Directors determine from time to time and, in default of such determination, equally. The initial determination shall be fixed at not more than $300,000 in aggregate per year for the non-executive Directors and Chairman. In addition to any such amounts so determined in General Meeting the Company may pay any goods and services tax, superannuation contributions payable or levied in respect of any such remuneration, or insurance premium paid or agreed to be paid under Rule 21.

10.5.2                           The Directors’ remuneration is deemed to accrue from day to day. The notice convening the General Meeting to grant such approval must set out the amount of the increase and the maximum aggregate amount the Directors may be paid.

10.5.3                           If a Director, being willing, renders or is called on to perform extra services, or to make any special exertions in going or residing abroad or otherwise for the Company, the Company may remunerate that Director by payment of a fixed sum determined by the Directors and that remuneration may be either in addition to or in substitution for that Director’s share in the remuneration provided for in Rule 10.5.1.

10.5.4                           The Company must pay all travelling, accommodation and other expenses properly incurred by a Director in attending, participating in and returning from meetings of the Directors or any committee of the Directors or General Meetings of the Company or otherwise in connection with the business of the Company.

10.5.5                           Subject to compliance with the Corporations Act and the Listing Rules, the Company may give a prescribed benefit including an exempt benefit to a person in connection with the retirement of a person from a prescribed office in relation to the Company.

10.6                        Directors’ retirement

10.6.1                           The following provisions shall apply in relation to payments by the Company of retiring allowances to Directors who cease to hold office as such:

10.6.1.1                                     the Directors may cause the Company to make any such payment by way of pension or lump sum in relation to any Director who ceases to hold office whether by way of retirement, death or otherwise;

10.6.1.2                                     any such payment to a Director shall be made:

•                  under an agreement between the Company and that Director or in such other manner as the Directors determine; and
•                  to the Director himself or, if he has died, to either his legal personal representatives or such of his dependants, as the Directors shall determine;
•                  the amount of such payment shall be determined, by the Directors in their absolute discretion and may exceed the payment limit referred to in Section 200G of the Corporations Act provided however that any payment which exceeds that amount and any agreement under which such payment is made have been approved by a resolution of the Company in General Meeting.

10.6.2                           For the purposes of Rule 10.6.1 “dependants” means any person who in the opinion of the Directors was financially dependent upon a Director at the time of the death of the Director.

10.7                        Directors’ interests

10.7.1                           No Director is disqualified by the Director’s office and the fiduciary relationship established from holding any office or place of profit (other than that of Auditor) under the Company. Subject to the Corporations Act and the Listing Rules, any Director may:

10.7.1.1                                     be or become a director of or otherwise hold office or a place of profit in any other company promoted by the company or in which the Company may be interested as vendor, shareholder or otherwise;

10.7.1.2                                     contract or make any arrangement with the Company or any company in which the Company shall be a shareholder or otherwise interested, whether as vendor, purchaser, broker, underwriter, solicitor or accountant or other professional person or otherwise and any contract or arrangement entered or to be entered into by or on behalf of the Company in which any Director is in any way interested is not avoided for that reason; and

10.7.1.3                                     participate in any association, institution, fund, trust or scheme for past or present employees or Directors of the Company, a related body corporate or any of their respective predecessors in business or their dependents or persons connected with them.

10.7.2                          Any Director who:

10.7.2.1                                     holds any office or place of profit under the Company,

10.7.2.2                                     holds any office or place of profit referred to in Rule 10.7.1.1,

10.7.2.3                                     is involved in a contract or arrangement referred to in Rule 10.7.1.2, or

10.7.2.4                                     participates in an association or otherwise under Rule 10.7.1.3,

is not because only of any of those facts or any interest resulting from it or the fiduciary relationship established by it liable to account to the Company for any remuneration or other benefits accruing from it.

10.7.3                          Each Director must disclose that Director’s interests to the Company and the Secretary must record any such declaration in the minutes of the relevant meeting or pursuant to the Corporations Act. The Company must advise the exchange without delay of any material contract involving the Director’s interests in accordance with the listing Rules.

10.7.4                           Except as permitted by the Corporations Act and subject to the Listing Rules, a Director who has directly or indirectly a material personal interest in a matter that is being considered at a meeting of the Directors, or of any of them, must not vote on or in relation to the matter. The Director may be counted in the quorum present at any Director’s meeting at which such contract, proposed contract or arrangement is considered if the Director is permitted under the Corporations Act to be present during consideration of the matter.

10.7.5                           Subject to the Corporations Act and the Listing Rules, the restrictions contained in Rule 10.7.4 may at any time or times be suspended or relaxed to any extent and either prospectively or retrospectively by resolution of the Company in General Meeting.

10.7.6                           A Director or a Director’s firm may act in a professional capacity (other than as Auditor) for the Company and a Director or a Director’s firm is entitled to remuneration for professional services as if the relevant Director were not a Director.

10.7.7                           A Director may, notwithstanding the Director’s interest, and whether or not the Director is entitled to vote, or does vote, participate in the execution of any instrument by or on behalf of the Company and whether through signing, sealing or delivering the instrument or otherwise and no act of the Company is invalid or voidable by reason only of the failure of a Director to comply with Rule 10.7.4.

11     POWERS AND DUTIES OF DIRECTORS

11.1        Directors to Manage Company

11.1.1                           Subject to the Corporations Act, the Listing Rules and to any other provision of this Constitution, the business of the Company is to be managed by the Directors, who may exercise all such powers of and do all such acts and things as are not, by the Corporations Act or the Listing Rules or by this Constitution, required to be exercised by the Company in General Meeting.

11.1.2                           Without limiting the generality of Rule 11.1.1, the Directors may exercise all the powers of the Company to borrow or raise money, to secure the payment of money, to charge any property, business or undertaking of the Company (both present and future) or all or any of its uncalled Capital and to issue debentures or give any other security, guarantee or indemnity for a debt, liability or obligation of the Company or of any other person.

11.1.3                           The Directors may raise or secure the payment or repayment of moneys or any debt, liability or obligation in such manner and on such terms and conditions in all respects as they may determine and in particular by the issue of debentures, debenture stock (perpetual or otherwise), bonds, notes or other securities or debt instruments the payment of which may be charged on all or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

11.1.4                           Debentures, debenture stock, bonds, notes or other securities or debt instruments may be made assignable free from any equities between the Company and the person to whom the same may be issued.

11.1.5                           Any debentures, debenture stock, bonds, notes or other securities or debt instruments may be issued at the discretion of the Directors at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

11.2        Appointment of attorney

11.2.1                           The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (being powers, authorities and discretions, vested in or exercisable by the Directors) and for such period and subject to such conditions as they think fit.

11.2.2                           Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in the attorney.

11.3        Minutes

11.3.1                           The Directors must cause minutes to be made:

11.3.1.1                                    of the names of the Directors present at or involved in all General Meetings and all meetings of the Directors; and

11.3.1.2                                    of all proceedings of General Meetings and of meetings of Directors,

and cause those minutes to be entered, within one month after the relevant meeting is held, in the minute book.

11.3.2                           The minutes referred to in Rule 11.3.1 must be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting.

11.4        Execution of Company cheques, etc.

All cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner and by such persons as the Directors determine from time to time.

11.5        Delegation

11.5.1                           Except for the power to attend and to vote at meetings of directors the Directors may delegate to any person any of the powers, authorities and discretions vested in or exercisable by the Directors, other than this power of delegation, for such purposes, for such period and subject to such conditions as they think fit.

11.5.2                           The terms and conditions of any such delegation may be set out in an instrument under the Seal and the instrument may contain such provisions for the protection and convenience of persons dealing with the delegate as the Directors think fit.

11.6        Personal liability

If the Directors or any of them or any other person becomes or is about to become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the property, business or undertaking of the Company (including its uncalled capital) by way of indemnity to secure the Directors or person so becoming liable from any loss in respect of such liability.

12     PROCEEDINGS OF DIRECTORS

12.1        Directors’ meetings

12.1.1                           The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

12.1.2                           A Director may at any time, and the Secretary must on the requisition of a Director, convene a meeting of the Directors.

12.1.3                           At least 48 hours notice of a meeting of Directors must be given to each Director. Notice need not be given to a Director who is on leave of absence approved of by the Directors although if that Director has an Alternate Director duly appointed under this Constitution then notice must be given to that Alternate Director. A Director may waive notice of a meeting by giving notice to the Company to that effect.

12.1.4                           An electronically transmitted e-mail, facsimile or telex of any notice required to be given to a Director or to an Alternate Director pursuant to this Constitution is sufficiently given if it is sent or transmitted to any e-mail address, telex or facsimile number supplied by the Director to the Company.

12.1.5                           The accidental omission to give notice of any meeting of Directors or the non-receipt of any such notice by any Director or Alternate Director does not invalidate any act, or resolution passed, at a Directors’ meeting.

12.2        Questions decided by majority

12.2.1                           Subject to this Constitution, questions arising at a meeting of Directors are to be decided by a majority of votes of Directors involved and voting and any such decision is for all purposes deemed a decision of the Directors.

12.2.2                           An Alternate Director involved in any meeting of Directors has one vote for each Director for which that person is an Alternate Director and if that person is also a Director has one vote as a Director.

12.3        Authority and decisions of directors

12.3.1                           A meeting of Directors at which a quorum is present may exercise all the authorities, powers and discretions vested in or exercisable by the Directors generally or under this Constitution. Questions arising at a meeting of Directors must be decided by a majority of votes cast by the Directors present and entitled to vote on the matter. The decision is for all purposes a decision of the Directors.

12.3.2                           In the event of an equality of votes the chairman of the meeting has in addition to his deliberative vote, a casting vote, except where only two Directors are present and entitled to vote on a question. The chairman has a discretion both as to whether or not to use the casting vote and as to the way in which it is used.

12.4        Alternate Directors

12.4.1                           A Director may with the approval of the other Directors appoint a person (not being the Auditor or a partner, employer or employee of the Auditor, and whether a Member or not) to be an Alternate Director in the Director’s place during such period as the Director thinks fit.

12.4.2                           An Alternate Director is entitled to notice of all meetings of the Directors and, if the appointor is not involved in such a meeting, is entitled to participate and vote in the appointor’s stead. An Alternate Director may instead of the appointer exercise any powers that the appointor may exercise and in the exercise of any such power the Alternate Director is an officer of the Company and is deemed not to be an agent of the appointor.

12.4.3                           An Alternate Director is not required to hold any Shares.

12.4.4                           An Alternate Director is subject in all respects to the conditions attaching to the Directors generally except that the Alternate Director is not entitled to any remuneration under Rule 10.5.1 otherwise than from the Alternate Director’s appointor.

12.4.5                           The appointment of an Alternate Director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the Alternate Director has not expired, and automatically terminates if the appointor vacates office as a Director.

12.4.6                           An appointment, or the termination of an appointment other than pursuant to Rule 12.4.5, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and served on the Company.

12.4.7                           The notice of appointment or termination of appointment of an Alternate Director may be served on the Company by leaving it at the Registered Office or by forwarding it by facsimile transmission to the Registered Office and in the case of a facsimile transmission, the appearance at the end of the message of the name of the Director appointing or terminating the appointment is sufficient evidence that the Director has signed the notice.

12.5        Quorum for Director’s meeting

At a meeting of Directors, the number of Directors whose involvement is necessary to constitute a quorum is two or such greater number as is determined by the Directors from time to time. An Alternate Director is entitled (in addition to being counted in the quorum in his own capacity if be is also a Director) to be counted in the quorum separately for each capacity in which he is present at the meeting unless the Director for whom be has been appointed alternate is present at the meeting.

12.6        Remaining Directors may act

In the event of a vacancy or vacancies in the office of a Director or offices of Directors, the remaining Director or Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of:

12.6.1                           increasing the number of Directors to a number sufficient to constitute such a quorum; or

12.6.2                           convening a General Meeting of a Company.

12.7        Chairman of Directors

12.7.1                           The Directors must elect one of their number as chairman of their meetings and may determine the period for which the person elected as chairman is to hold office. The Directors may also elect one of their number as deputy-chairman of their meetings and may determine the period for which the person elected as deputy-chairman is to held office.

12.7.2                           When a Directors’ meeting is held and:

12.7.2.1                                    a chairman has not been elected as provided by Rule 12.7.1; or

12.7.2.2                                    the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the deputy-chairman (if any) must act as chairman of the meeting. If there is no such person or that person is absent or unable or unwilling to act, the Directors involved must elect one of their number to be a chairman of the meeting.

12.8        Directors’ committees

12.8.1                           The Directors may delegate any of their powers, other than powers required by law to be dealt with by directors as a board and this power of delegation, to a committee or committees consisting of at least one of their number and such other persons as they think fit, and may revoke such delegation. Such a committee may consist of only one Director.

12.8.2                           A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the Directors and a power so exercised is deemed to have been exercised by the Directors.

12.8.3                           The members of such a committee may elect one of their number as chairman of their meetings.

12.8.4                           If such a meeting is held and:

12.8.4.1                                    a chairman has not been elected as provided by Rule 12.8.4; or

12.8.4.2                                    the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members involved may elect one of their number to be chairman of the meeting.

12.8.5                           A committee may meet and adjourn as it thinks proper. A meeting of the committee may be held in accordance with Rule 12.9.1.

12.8.6                           Where a committee consists of two or more members a quorum is any two members or such larger number as the committee itself determines.

12.8.7                           Questions arising at a meeting of a committee are to be determined by a majority of votes of the members involved and voting.

12.8.8                           In the event of there being an equality of votes, the chairman, in addition to the chairman’s deliberative vote, has a casting vote.

12.9        Written resolution by Directors

12.9.1                           A resolution in writing signed by all the Directors who are entitled to receive notice of a meeting of Directors, not being less than the number of Directors required to constitute a quorum, who are eligible to vote on the resolution, and which contains a statement that the Directors are in favour of the resolution, is as valid and effectual as if it had been passed at a meeting of the Directors held at the time when the written resolution was last signed by an eligible Director. The minutes of directors’ meeting must record that a meeting was held in accordance with this Rule.

12.9.2                           Any resolution under Rule 12.9.1 may consist of several documents in like form, each signed by one or more Directors and may be in the form of a facsimile transmission.

12.10      Directors’ meetings by phone etc

12.10.1                     The Directors may conduct meetings by which resolutions may be passed and a quorum constituted without Directors being in the physical presence of other Directors provided that all the Directors involved in the meeting are simultaneously able to hear each other and to participate in discussion.

12.10.2                     Rule 12.10.1 applies to meetings of Directors’ committees as if all members were Directors.

12.11      Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a Director or a member of the committee, or to act as a Director, or that a person so appointed was disqualified or not entitled to vote, as valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee and entitled to vote.

12.12      Appointment of Managing and Executive Directors

12.12.1                     The Directors may from time to time appoint one or more of their number to the office of Managing Director or any other office (other than Auditor) or employment under the Company for such period (but not for life) and on such terms as they think fit. A Director (other than a Managing Director) so appointed is referred to in this Constitution as an Executive Director. The Directors may, subject to the terms of any contract between the relevant Director and the Company, at any time remove or dismiss any Managing Director or Executive Director from that office and appoint another Director in that place.

12.12.2                     The Managing Director, or, if there is more than one managing director, only one managing director, is not subject to retirement by rotation. If there is more than one managing director the Board will decide which managing director will not be subject to retirement by rotation, and once determined, that managing director will retain that benefit for the duration of their appointment. The non retiring managing director is not counted under Rule 10.1.3 for determining the rotation of retirement of the other Directors.

12.12.3                     If more than one Managing Director is appointed, they hold office jointly.

12.12.4                     A Managing or Executive Director’s appointment automatically terminates if he ceases from any cause to be a Director. If a Managing or Executive Director is suspended from office, he will not be entitled to attend or vote at any meeting of Directors.

12.13      Remuneration of Managing and Executive Directors

The remuneration of a Managing Director or of an Executive Director may from time to time be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of these modes but may not be by a commission on, or a percentage of operating revenue.

12.14      Powers of Managing and Executive Directors

12.14.1                     The Directors may, on such terms and conditions and with such restrictions as they think fit, confer on a Managing Director or an Executive Director any of the powers exercisable by them.

12.14.2                     Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors.

12.14.3                     The Directors may at any time withdraw or vary any of the powers so conferred on a Managing Director or an Executive Director.

12.14.4                     A Managing Director or an Executive Director may, subject to any terms, conditions or restrictions imposed by the Directors, delegate to a person or committee any of the powers conferred on the Managing Director or Executive Director by the Directors, other than this power of delegation.

13     SECRETARY

13.1        Appointment of Secretary

There must be at least one Secretary who must be a natural person who has attained the age of 18 years and who ordinarily resides in Australia who may be appointed by the Directors, for such term, at such remuneration and on such conditions as they think fit.

13.2        Suspension and removal of Secretary

The Directors have power to suspend or remove a Secretary.

13.3        Powers, duties and authorities of Secretary

The Directors may vest in a Secretary such powers, duties and authorities as they may from time to time determine and a Secretary must exercise all such powers and authorities subject at all times to the control of the Directors.

13.4        Secretary to attend meetings

A Secretary is entitled to attend all meetings of the Directors and all general meetings of the Company and may be heard on any matter.

13.5        Validity of acts

The acts of a Secretary are valid notwithstanding any defect that may afterwards be discovered in his appointment or qualification.

14     SEALS AND EXECUTION OF DOCUMENTS

14.1        Custody of common seal

The Directors must provide a common seal for the Company and must provide for the safe custody of the common seal.

14.2        Execution of Documents

14.2.1                           The Company may execute a document without using a common seal if the document is signed by

14.2.1.1                                     two Directors; or

14.2.1.2                                     a Director and a Secretary.

14.2.2                           The common seal may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the common seal, and every document to which the common seal is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

14.2.3                           If the affixing of the common seal to a document or to a class of documents has not been authorised as contemplated by Rule 14.2.2 before being affixed to the document or class of document but the Directors or a properly constituted committee of Directors ratifies the affixing of the common seal to that document or class of documents, then the affixing of the common seal to that document or class of documents will be deemed to have been authorised at and immediately before the time it was so affixed.

14.3        Use of official seals

14.3.1                           The Company may have for use outside the State, in place of the common seal, one or more official seals, each of which must be a facsimile of the common seal of the Company with the addition on its face of the name of every place where it is to be used.

14.3.2                           The following provisions apply to the official seal:

14.3.2.1                      the Company may by writing under its common seal empower a person in a place either generally or in respect of a specified matter to affix its official seal for that place to any instrument to which the Company is a party;

14.3.2.2                      the person affixing any official seal must in writing under his hand on the instrument to which the official seal is affixed certify the date and place of affixing the official seal; and

14.3.2.3                      an instrument to which the official seal is duly affixed binds the Company as if it had been sealed with the common seal of the Company.

14.4        Use of certificate seals

14.4.1                           The Company may have a duplicate common seal known as the certificate seal and which must be a facsimile of the common seal of the Company with the addition on its face of the words “Certificate Seal” and any document issued under such certificate seal is deemed to be sealed with the common seal.

14.4.2                           The Directors may determine the manner in which the certificate seal is to be affixed to any document and by whom a document to which the certificate seal is affixed must be signed.

14.4.3                           The only documents on which the certificate seal may be used are Share or stock unit certificates, debentures or certificates of debenture stock, secured or unsecured notes, option certificates and any other documents evidencing any options or rights to take up any shares in, or debenture stock or debentures or notes of, the Company.

14.5        Facsimile signature

The Directors may determine (either generally or in a particular case and in any event subject to such conditions as they think fit) that wherever a signature is required by this Constitution on a document to or in which the common seal, the certificate seal or an official seal is affixed or incorporated, that requirement may be satisfied by a facsimile of the signature affixed by mechanical, electronic or other means.

14.6        Binding effect of sealed documents

Any document being the common seal, certificate seal or official seal of the Company will if issued for valuable consideration be binding on the Company notwithstanding any irregularity touching the authority of the Directors to issue the same or the circumstances of its issue.

15     INSPECTION OF RECORDS

Inspection by Members

Except as otherwise required by the Corporations Act, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members other than Directors, and a Member other than a Director does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in General Meeting.

16     DIVIDENDS AND RESERVES

16.1        Declaration of dividend

Subject to the rights of persons (if any) entitled to Shares with special rights to dividend, the Directors may declare final dividends in accordance with the Corporations Act and may in accordance with the Listing Rules fix times for entitlement to and the payment or crediting by the Company to the Members of such a dividend. The payment of a final dividend does not require confirmation by a General Meeting.

16.2        Directors may authorise interim dividend

The Directors may, in accordance with the Listing Rules, authorise the payment or crediting by the Company to the Members of such interim dividends as appear to the Directors to be justified by the profits of the Company. A declaration by the Directors as to the amount of profits available for dividends shall be conclusive. The Directors may also pay any preferential dividend on Shares issued upon terms that the preferential dividends thereon will be payable on fixed dates. The payment of any preferential dividend or interim dividend does not require confirmation by a General Meeting.

16.3        No interest on dividends

Interest may not be paid by the Company in respect of any dividend, whether final or interim.

16.4        Reserves and profits carried forward

16.4.1                           The Directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper reserves, to be applied at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

16.4.2                           Pending any such application, the reserves may, at the discretion of the Directors be used in the business of the Company or be invested in such investments as the Directors think fit.

16.4.3                           The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

16.5        Calculation and apportionment of dividends

16.5.1                           Subject to the rights of persons (if any) entitled to Shares with special rights as to dividend and except in relation to partly paid Shares all dividends are to be declared and paid equally on all Shares.

16.5.2                           Unless any Share is issued on terms providing to the contrary, all dividends are to be apportioned and paid proportionately to the amounts paid on the Shares during any portion or portions of the period in respect of which the dividend is paid.

16.5.3                           The holder of a partly-paid Share shall not be entitled to a greater proportion of the dividend than the proportion which the amount paid (but not credited) is of the total amounts paid and payable (excluding amounts credited). Amounts paid in advance of a call shall be ignored when calculating the proportion.

16.5.4                           A transfer of Shares does not pass the right to any dividend declared in respect of those Shares before the registration of a transfer.

16.6        Deductions from dividends

The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to Shares.

16.7        Distribution of specific assets

16.7.1                           The Directors, when paying or declaring a dividend, may direct payment of the dividend wholly or partly by distribution of specific assets, including fully-paid shares in, or debentures of, any other corporation.

16.7.2                           If a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value of distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient If a distribution of specific assets to a particular Member or Members is illegal or, in the Director’s opinion, impracticable the Directors may make a cash payment to the Member of Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

16.8        Payment by cheque and receipts from joint holders

16.8.1                           Any dividend, interest or other money payable in cash in respect of Shares may be paid by cheques sent through the post directed:

16.8.1.1                     to the address of the holder as shown in the Register or, in the case of joint holders, to the address shown in the Register as the address of the joint holder first named in that Register, or

16.8.1.2                     to such other address as the holder or joint holders in writing directs or direct.

16.8.2                           Any one or two or more joint holders may give effectual receipts for any dividends, interests or other money payable in respect of the Shares held by them as joint holders.

16.9        Election to reinvest dividend

The Directors may:

16.9.1                           establish a share investment plan, on terms they decide, under which:

16.9.1.1                     the whole or any part of a dividend due to members who participate in the plan on their shares of any class of shares; or

16.9.1.2                     any other amount paid by or payable to members,

may be applied in subscribing for or purchasing securities of the Company or of a related body corporate; and

16.9.2                           amend, suspend or terminate any share investment plan they have established.

16.10      Election to accept bonus shares in lieu of dividend

16.10.1                     The Directors may in their discretion resolve in respect of any dividend which it is proposed to pay or to declare on any Shares that holders of such Shares may elect to forego their right to share in such proposed dividend or part of such proposed dividend and to receive instead an issue of Shares credited as fully paid to the extent and within the limits and on the terms and conditions of this Constitution.

16.10.2                     If the Directors resolve to allow such option in relation to any proposed dividend or part thereof each holder of Shares conferring a right to share in such proposed dividend may, by notice in writing to the Company given in such form and within such period as the Directors may from time to time decide, elect to forego the dividend which otherwise would have been paid to the registered holder on such of the holder’s Shares conferring a right to share in such proposed dividend as the holder specifies in the notice of election and to receive in lieu thereof Shares, to be allotted and issued to the holder credited as fully paid, on and subject to such terms and conditions as the Directors may determine.

16.10.3                     Following the receipt of duly completed notices of election under Rule 16.10.2 the Directors must appropriate from one or more of the capital profits reserve or asset revaluation reserve or other similar account or reserve of the Company or of any other account or reserve of the Company, including accumulated profits or revenue reserves, an amount equal to the aggregate issue price of the Shares to be allotted credited as fully paid to those holders of Shares who have given such notice of election and must apply the same in paying up in full the numbers of Shares required to be so allotted.

16.10.4                     The powers given to the Directors by this Rule are additional to the provisions for capitalisation of profits provided for by this Constitution.

16.11      Unclaimed dividends

All dividends declared but unclaimed may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

16.12      Restricted securities

A Member is not entitled to any dividends in respect of Shares held by the Member and classified as Restricted Securities for so long as any breach by the Member of any restriction agreement entered into by the Company in relation to those securities subsists.

17     CAPITALISATION OF PROFITS

Capitalisation of reserves and profits

The Directors may resolve that it is desirable to capitalise any profits which would otherwise be available for payment of dividends. Any such capitalisation need not be accompanied by the issue of Shares.

18     NOTICES

18.1        Service of Notices

18.1.1                           A notice may be given by the Company to any Member or other person receiving notice under this Constitution either by serving it on the person personally or by sending it by pre-paid post, courier (and, in the case of a Member whose address as shown in the Register is an overseas address, by pre-paid airmail or facsimile transmission) or by facsimile transmission to the person at their address or facsimile number as shown in the Register or the address or facsimile number supplied by the person to the Company for the giving of notices to the person.

18.1.2                           If a notice is sent by post (whether by pre-paid post or by pre-paid airmail), service of the notice is deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and the notice is deemed to have been served on the day after the date of its posting. In proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed, stamped or in some other way pre-paid and put into the post office or other public receptacle for posting. A certificate in writing signed by any manager, Secretary, or other officer of the Company that the letter, envelope or wrapper containing the notice was so addressed, stamped and posted shall be conclusive evidence thereof.

18.1.3                           If a notice is sent by courier, service of the notice is deemed to be effected by properly addressing and delivering to a courier a letter, envelope or wrapper containing or accompanying the notice and the notice is deemed to have been served on the day after the letter, envelope of wrapper containing or accompanying the notice is delivered to the courier. A certificate in writing signed by any manager, secretary or other officer of the Company that the letter, envelope or wrapper containing or accompanying the notice was so addressed and delivered shall be conclusive evidence thereof.

18.1.4                           If a notice is sent by facsimile transmission, service of the notice is deemed to be effected by properly addressing the facsimile transmission and transmitting the notice and to have been served immediately on transmission. A certificate in writing signed by any manager, Secretary or other officer of the Company stating that the facsimile transmission was made, on the date specified in the certificate, to the number notified in writing by the Member to the Secretary shall be sufficient proof of service of the notice on the Member on the date specified in the certificate.

18.1.5                           A notice may be given by the Company to the Joint holders of a Share by giving the notice to the joint holder first named in the Register in respect of the Share.

18.1.6                           Any notice or document sent by post, by courier or by facsimile to or left at the address of any Member shown in the Register in pursuance of this Constitution is notwithstanding that the Member is then deceased and whether or not the Company has notice of his decease be deemed to have been duly served in respect of any Shares whether held solely or jointly with other persons by the Member until some other person is registered in the Member’s stead as the holder or joint holder thereof and such service shall for all purposes of this Constitution be deemed a sufficient service of such notice as the Member’s heirs, executors or administrators and all persons (if any) jointly interested with him in any such Shares.

18.1.7                           Every person who, by operation of law, transfer or by other means whatsoever, becomes entitled to any Share is absolutely bound by every notice given in accordance with this Constitution to the person from whom that person derives title prior to registration of the person’s title in the Register.

18.1.8                           The signature to any notice to be given by the Company may be written or a facsimile thereof may be affixed by mechanical, electronic or other means.

18.1.9                           The accidental omission to give notice of a meeting to or the non-receipt of any such notice by any of the Members or to any other person entitled to notice of a meeting shall not invalidate any resolution passed at any such meeting.

18.1.10                     A notice may be given by the Company to any Director or Alternate Director either by serving it personally at, or by sending it by post in a prepaid envelope to the Directors or Alternate Director’s usual residential or business address, or such other address or by telex or facsimile transmission or by e-mail to such telex or facsimile number or e-mail address as the Director or Alternate Director has supplied to the Company for the giving of notices.

18.2        Persons entitled to notice of general meetings

18.2.1                           Notice of every General Meeting must be given in a manner authorised by Rule 18.1.1 and in accordance with the Corporations Act and Listing Rules to:

18.2.1.1       every Member,

18.2.1.2       every Director and Alternate Director,

18.2.1.3       the Auditors; and

18.2.1.4       the Exchange.

18.2.2                           No other person is entitled to receive notices of General Meetings.

19              AUDIT AND ACCOUNTS

19.1        Company to keep accounts

The Directors must cause the Company to keep accounts and books of the business of the Company in accordance with the requirements of the Corporations Act and the Listing Rules.

19.2        Company to audit accounts

The Directors must cause the accounts and books of the Company to be audited in accordance with the requirements of the Corporations Act and the Listing Rules.

20              WINDING UP

20.1        Distribution of assets

20.1.1                           If the Company is wound up, the liquidator may divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members according to their rights and interests in the Company.

20.1.2                           The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

20.1.3                           If the Company is wound up, any Share that is Restricted Security which at the commencement of the winding up is subject to an escrow agreement entered by the Company will rank after other Shares.

21              inspectiON of and access to records

21.1                        A person who is not a director does not have the right to inspect any of the company’s books, records or documents, except as provided by law or this Rule 3 or authorised by the directors or by resolution of the shareholders in general meeting.

21.2                        If a person who is, or has been, a director (“relevant person”) asks during the Access Period to inspect or for a copy of a Board Paper created in a Relevant Period in connection with Relevant Proceedings or the threat of Relevant Proceedings, the company must permit the relevant person to inspect the Board Paper at the registered office or provide the copy within 14 days after receiving the request.

21.3                        If the Board Paper is the subject of legal professional privilege to the benefit of the company or both the company and the relevant person, the relevant person must not, without the prior written consent of the company not to be unreasonably withheld, do anything that will cause that privilege to be waived, extinguished or lost or omit to do anything that is necessary to avoid that privilege being waived, extinguished or lost.

21.4                        Without limiting a person’s right under this Rule 21, the company may enter into a deed agreeing with a relevant person to give effect to the right of the relevant person conferred by this rule on such terms and conditions as the directors think fit and which are not inconsistent with this Rule 21.

21.5                        “Access Period” means the period from the date the relevant person commenced acting as a director of the company and ending on the later of:

21.5.1                           the date which is seven years after the relevant person ceased to be a director of the Company; and

21.5.2                           the date any Relevant Proceedings commenced prior to the date referred to in Rule 21.1 and notified by the relevant person to the Company have been finally resolved.

21.6                        “Board Paper” means

21.6.1                           all board papers;

21.6.2                           minutes of meetings of directors of the company, including minutes of meetings of committees of the board; and

21.6.3                           all documents of the company or to which the company is a party as referred to in such board papers or minutes,

which papers or documents are brought into existence or referred to at a meeting during the Relevant Period and which minutes evidence meetings held during the Relevant Period.

21.7                        “Relevant Period” means, in relation to a person, the period during which the person is a director of the company.

21.8                        “Relevant Proceedings” means, in relation to a person:

21.8.1                           any hearing, conference, dispute, inquiry or investigation of a court, arbitrator, mediator, tribunal or government or administrative body; and

21.8.2                           any procedural step preceding or otherwise relating to such a hearing, conference, dispute, inquiry or investigation,

in which the person is involved:

21.8.3                           as a party, witness or otherwise; and

21.8.4                           because the person is or was a director in the Relevant Period.

21.9                        This Rule 22 does not limit any right the relevant person otherwise has.

22              INDEMNITY AND INSURANCE

22.1                        To the extent permitted by law, the Company shall indemnify each person who is or has been an officer of the Company or an officer of a related body corporate of the Company, on a full indemnity basis against any liability incurred by the person:

22.1.1                           in his capacity as an officer of the Company or a related body corporate; and

22.1.2                           to a person other than the Company or a related body corporate of the Company,

unless the liability arises out of conduct on the part of the officer which involves a lack of good faith.

22.2                        To the extent permitted by law, the Company shall indemnify each person who is or has been an officer of the Company or an officer of a related body corporate of the Company, on a full indemnity basis against any liability for costs and expenses incurred by the person in connection with proceedings involving the person in his or her capacity as an officer of the Company or a related body corporate.

22.3                        The Company may:

22.3.1                           enter into, or agree to enter into; and

22.3.2                           pay, or agree to pay, a premium in respect of,

a contract insuring a person who is or has been an officer of the Company or of a related body corporate of the Company against a liability incurred by the person as such an officer, except in circumstances prohibited by the Law.

22.4                        Without limiting a person’s right under this Rule 22, the Company may enter into a deed agreeing with the person to give effect to the rights of the person conferred by this rule or the exercise of a discretion under this rule, on such terms and conditions as the directors think fit and which are not inconsistent with this Rule 22.

22.5                        This Rule 22 does not limit any right the person otherwise has.

22.6                        In this Rule 22, an officer means a director or secretary of the Company and such other persons as the directors decide from time to time.

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